Exhibit 99.01

For Immediate Release

HARBOR ACQUISITION CORPORATION ANNOUNCES ITS INTENTION TO
FURTHER ADJOURN SPECIAL MEETING OF STOCKHOLDERS TO

DECEMBER 31, 2007

BOSTON, MA   December 20, 2007 — Harbor Acquisition Corporation (Amex: HAC; HAC.U; HAC.WS; “Harbor”) announced today that it intends to further adjourn the special meeting of its stockholders now scheduled for 10:00 a.m. (Eastern Standard Time) on Friday, December 21, 2007, without conducting any business, and reconvene the special meeting at 10 a.m. (Eastern Standard Time) on Monday, December 31, 2007, in order to give it more time to solicit proxies and its stockholders additional time to consider and vote on the proposed acquisition of Elmet Technologies, Inc and the related proposals at the special meeting.

The reconvened special meeting on December 31, 2007 will be held at the offices of Davis, Malm & D’Agostine, P.C., One Boston place, 37th Floor, Boston, Massachusetts, the same location as described in the original notice for the special meeting.

Harbor encourages all its stockholders to vote at the reconvened special meeting.

About Elmet Technologies, Inc.

Originally founded in 1929, Elmet became an independent company in early 2004 when its current CEO Jack Jensen led the management buyout of Elmet from its former parent, Philips Electronics North America Corporation. Under Jensen and his management team, Elmet has enjoyed growth by providing innovative refractory metal solutions to OEMs serving such industries as data storage, semiconductor, medical, electronics and lighting.  Elmet now employs approximately 240 personnel, including highly-skilled sales, design, engineering, and production professionals at its Lewiston, Maine headquarters. Elmet’s products are typically custom-engineered components used in products such as medical imaging devices, silicon wafer chip manufacturing equipment, and specialty commercial and residential lighting applications.

About Harbor Acquisition Corporation

Based in Boston, Harbor is a publicly traded, special purpose acquisition corporation (“SPAC”) formed to acquire a company in the industrial or consumer products sectors. The contemplated transaction is subject to shareholder approval, and certain other closing conditions. Upon completion of the transaction, Harbor intends to change its corporate name to Elmet Technologies Corporation.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Harbor and does not constitute an offer of any securities of Harbor for sale.

Any solicitation of proxies will be made only by the definitive proxy statement that Harbor has mailed to all stockholders and filed a definitive proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Harbor at the Securities and Exchange Commission’s web site at http://www.sec.gov.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These forward-looking statements are based on current expectations and projections about future events and no party assumes an obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Harbor and Elmet that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause our future results to differ from those statements include, but are not limited to, delays may require Harbor to obtain an extension from Elmet and its stockholders to the date by which the acquisition of Elmet must be consummated, which Elmet and its stockholders may be unwilling to provide; delays may require Harbor to obtain an extension of the commitment from its bank lenders, which such lenders may be unwilling to provide, the failure of Harbor’s stockholders to approve the acquisition and the transactions contemplated thereby; the number and percentage of Harbor’s stockholders voting against the acquisition and electing to exercise their conversion rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Elmet is engaged; the continued ability of Elmet to successfully execute its business plan; as well as other relevant risks detailed in Harbor’s filings with the Securities and Exchange Commission.

Contact:

Robert Hanks

Chief Executive Officer

Harbor Acquisition Corporation

617.472-2805 ext. 8411

or

Devlin Lander

Integrated Corporate Relations

415.292.6855

Source:  Harbor Acquisition Corporation